EXHIBIT 10.04


                       SECURITY AGREEMENT

                            Between

                 PANDA INTERFUNDING CORPORATION

                              and

           BANKERS TRUST COMPANY, as Collateral Agent


                   Dated as of July 31, 1996


                       SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement") is made as of July 31, 1996, by Panda Interfunding Corporation, a Delaware corporation with principal offices at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244 ("Debtor"); for Bankers Trust Company, a New York banking corporation, with offices at 4 Albany Street, New York, New York 10006, as collateral agent (the "Collateral Agent") for the benefit of itself, the Trustee, individually (as hereinafter defined), the Trustee on behalf of the Bondholders (as hereinafter defined) and for the Letter of Credit Provider (as hereinafter defined), if any, (collectively, the "Secured Parties").

                            RECITALS

      A. On even date herewith, Debtor and Panda Funding Corporation, a Delaware corporation (hereinafter called "Panda Funding"), and Bankers Trust Company, as trustee (hereinafter called the "Trustee"), are executing a Trust Indenture (such agreement, as may from time to time be amended, supplemented or otherwise modified, being hereinafter called the "Indenture") providing, subject to the terms and conditions stated therein, for the issuance by Panda Funding from time to time of certain Pooled Project Bonds (the "Bonds"), including without limitation, $105,525,000 in initial aggregate principal amount of 11-5/8% Pooled Project Bonds, Series A due 2012 (the "Series A Bonds").

      B. Panda Funding will loan the entire proceeds of the issuance of the Series A Bonds to Debtor (the "Loan"), which Loan will be made under a Loan Agreement dated as of even date with this Agreement by and between Panda Funding and Debtor (the "PIC Loan Agreement") and evidenced by a promissory note (the "Initial PIC Note") of Debtor dated July 31, 1996, and payable to Panda Funding.

      C. Panda Funding may from time to time loan the proceeds of subsequent series of Bonds (the "Additional Loans") to Debtor, which Additional Loans will be made under the PIC Loan Agreement and evidenced by promissory notes of Debtor payable to Panda Funding (the "Additional PIC Notes").

      D. Debtor, pursuant to the terms of the Indenture, has guaranteed the obligations of Panda Funding (the "PIC Guaranty") to the purchasers from time to time of the Bonds, including the Series A Bonds (collectively, the "Bondholders") and the Trustee under the Indenture.

      E. Panda Funding is a wholly owned, special purpose finance subsidiary of Debtor and Debtor is a wholly owned, special purpose finance subsidiary of Panda Energy Corporation, a Texas corporation ("PEC").

      F. One or more Letters of Credit (as defined in the Indenture) may be substituted for cash funds in the Debt Service Reserve Fund (as defined in the Indenture) pursuant to Section 4.5(c) of the Indenture under a reimbursement agreement to be entered into between PIC or PIC's controlling affiliate and a financial institution (the "Letter of Credit Provider") (to the extent so entered into and as amended, supplemented or otherwise modified from time to time, together with any substitution or replacement thereof, the "Reimbursement Agreement").

      G. To induce the purchase from time to time of the Bonds by the Bondholders, which Debtor acknowledges is of substantial benefit to it (as the ultimate recipient of the proceeds of the Bonds in the form of the Loan and the Additional Loans) and to secure Panda Funding's obligations to the Bondholders and the Trustee and the PIC Guaranty and to induce the issuance of any Letters of Credit by a Letter of Credit Provider and to secure PIC's or PIC's controlling affiliate's obligations to such Letter of Credit Provider under a Reimbursement Agreement (to the extent entered into), Debtor desires to enter into this Agreement with the Collateral Agent for the benefit of the Secured Parties.

      H. It is a condition precedent to the issuance and purchase of the Series A Bonds that Debtor shall have pledged the Collateral as defined in this Agreement to the Collateral Agent for the benefit of the Secured Parties.

      I. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

                            ARTICLE 1

                        SECURITY INTEREST

      Section 1.01 Grant of Security Interest. Debtor hereby pledges, assigns and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and right of set-off against the assets referred to in Section 1.02 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.02) and the performance by Debtor of this Agreement.

      Section 1.02 Collateral. The Collateral consists of the following types or items of property:

           (a) All of Debtor's rights and interests in the following Accounts and Funds established under the
      Indenture: the U.S. Project Account; the Debt Service Fund; the Capitalized Interest Fund; the Debt Service Reserve Fund; the PIC Expense Fund; the U.S. Distribution Suspense Fund; the U.S. Mandatory Redemption Account; and the U.S. Extraordinary Distribution Account (all as defined in the Indenture);

           (b) (i) All deposit accounts, passbooks, certificates of deposit, commercial paper and other instruments relating to the Accounts and Funds referred to in this Section 1.02;
      (ii) all sums now or at any time hereafter on deposit in such Accounts or Funds or evidenced by such passbooks, certificates of deposit or other instruments; (iii) any and all renewals, rearrangements or reissues thereof, whether in respect of the value thereof, interest paid thereon, dividends declared thereon or otherwise together with all shares, deposits and interests of every kind of Debtor therein and all investments made therefrom; and (iv) all interest, dividends, income and profits from any of the property referred to in Section 1.02(a) and other sums due or to become due on account of any of the property referred to in Section 1.02(a);

           (c) All of Debtor's rights and interest in and to (i) all distributions and other amounts received by Debtor or any PIC U.S. Entity or any other Person on behalf of Debtor or any PIC U.S. Entity from, or in connection with, the U.S. Projects that may be legally distributed or paid to Debtor or any PIC U.S. Entity without contravention of any Project Agreement, including (A) all distributions, either directly or indirectly, from U.S. Project Entities to Debtor or any PIC U.S. Entity and (B) all amounts received by Debtor or any PIC U.S. Entity or any other Person on behalf of Debtor or any PIC U.S. Entity in respect of Debtor's or any such PIC U.S. Entity's investments in or loans to U.S. Project Entities, in each case other than Extraordinary Financial Distributions and distributions received by or on behalf of Debtor or any PIC U.S. Entity that are required to be deposited in the U.S. Mandatory Redemption Account pursuant to Section 4.8(a) of the Indenture and (ii) all interest earned on the amounts on deposit in the U.S. Accounts and Funds, but only to the extent such interest has been received (all capitalized terms used in this paragraph not otherwise defined in this Agreement have the meanings given such terms in the Indenture);

           (d) All of Debtor's rights and interests in and under the Additional Projects Contract dated as of even date herewith by and between Debtor, PEC and Panda Energy International, Inc., a Texas corporation, relating to the Projects (as defined in the Indenture);

           (e) All of the Debtor's general intangibles relating to the Debtor's personal property described in Sections 1.02(c) and (d) above, including, without limitation, any of the foregoing which may be more specifically indicated in the remainder of this Section 1.02;

           (f) (i) Any related or additional property from time to time delivered to or deposited with the Collateral Agent by or for the account of Debtor; (ii) all property used or usable in connection with any property referred to in this
      Section 1.02; (iii) all proceeds, replacements, additions to and substitutions for any of the property referred to in this Section 1.02 and claims against third parties; and
      (iv) all books and records related to any of the property referred to in this Section 1.02; and

           (g) All general intangibles related to any property referred to in this Section 1.02, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental agency or court;
      (iii) business records, computer tapes and computer software; (iv) goodwill; and (v) other intangible personal property, whether similar or dissimilar to the property referred to in this Section 1.02.

It is expressly contemplated that additional securities or other property may from time to time be pledged, assigned or granted to the Collateral Agent for the benefit of the Secured Parties as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto.

      Section 1.03 Transfer of Collateral. All passbooks, certificates of deposit and instruments representing or evidencing the Collateral shall be delivered to and held pursuant hereto by the Collateral Agent for the benefit of the Secured Parties or a Person designated by the Collateral Agent or, in the case of certificated or uncertificated securities, the Collateral Agent shall have been provided with an Opinion of Counsel that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing and all other actions necessary to make effective the lien intended by this Agreement and to perfect the security interest granted herein with respect to such certificated or uncertificated securities and that there is a valid and perfected security interest in such Collateral, enforceable against Debtor and all third parties and securing payment of the Obligations.

      Section 1.04 Institutions Holding Deposits. If the Collateral consists of any deposit accounts, passbooks, certificates of deposit or other instruments issued by one or more depository institutions other than the Collateral Agent ("Institutions"), then the remaining provisions contained in this
Section 1.04 shall apply. Debtor hereby irrevocably authorizes and directs each Institution to hold such Collateral as bailee and custodian for the benefit of the Collateral Agent for the benefit of the Secured Parties, to indicate on such Institution's records this assignment of the Collateral in favor of the
Collateral  Agent,  to  provide  the  Collateral  Agent,  at  the
Collateral Agent's request, with information concerning the amount on deposit in the accounts, passbooks, certificates of deposit and other instruments constituting such Collateral, and at the request of the Collateral Agent (without notice to or further consent from Debtor) to deliver to the Collateral Agent any or all funds representing such Collateral. The Institutions shall have no duty to make any inquiry as to the status of or the amount owing in respect of the Obligations. Debtor hereby agrees to indemnify each Institution and hold it harmless from all expenses and losses it incurs or suffers as a result of any delivery to the Collateral Agent of funds in respect of such Collateral. The Collateral Agent is authorized to notify the Institutions of the Collateral Agent's interest in such Collateral under this Agreement.

                            ARTICLE 2

                           DEFINITIONS

      Section 2.01 Terms Defined Above. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms that are defined in the Indenture but that are not defined herein shall have the same meanings as defined in the Indenture.

      Section  2.02   Certain  Definitions.   As  used  in   this
Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

           "Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

           "Code" means the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms that are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

           "Collateral Agent Claims" means, at any time, all obligations of Panda Funding and Debtor, now or hereafter existing, to pay fees, costs, expenses, indemnities and other amounts to the Collateral Agent pursuant to Sections 6(f), 8 or 16 of the Collateral Agency Agreement or pursuant to any Security Document or Transaction Document.

           "Event  of  Default"  means  any  event  specified  in
      Section 6.01.

           "Highest Lawful Rate" means the lesser of 15% per annum and the maximum rate of nonusurious interest allowed from time to time by applicable law.

           "Obligations" means all indebtedness, liabilities and other obligations of Panda Funding and Debtor (including, but not limited to, all such obligations in respect of principal, premiums, interest, fees, Collateral Agent Claims, Trustee Claims, penalties, indemnities, costs and other expenses, whether due after acceleration or otherwise) to the Collateral Agent, the Trustee or the Bondholders (of whatsoever nature and howsoever evidenced) under and pursuant to the Bonds, the Indenture, this Agreement, the Collateral Agency Agreement, the other Security Documents and the obligations of Debtor or its controlling affiliate to a Letter of Credit Provider under and pursuant to a Reimbursement Agreement (if entered into), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising therefrom or relating thereto.

           "Obligor" means any Person, other than Debtor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

           "Trustee Claims" means, at any time, all obligations of Panda Funding and Debtor, now or hereafter existing, to pay fees, costs, expenses, indemnities or other amounts to the Trustee pursuant to the Indenture.

                           ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES

      In order to induce the Collateral Agent to accept this Agreement, Debtor represents and warrants to the Collateral Agent
(which representations and warranties will survive the creation and payment of the Obligations) that:

      Section 3.01 Ownership of Collateral; Encumbrances. Debtor is the owner of, and has good and marketable title to, the Collateral free and clear of any Lien except for the pledge and security interest granted to the Collateral Agent for the benefit of the Secured Parties and Liens for Taxes not yet due or that are subject to a Good Faith Contest. No financing statement covering the Collateral is on file in any public office other than terminated financing statements and the financing statements filed pursuant to this Agreement or in connection with the transactions contemplated by the Indenture. The Collateral is not subject to any law (except as may be required in connection with any disposition of the Collateral by laws affecting the offering and sale of securities generally) or contractual obligation that would be violated by or that would prohibit the grant of the security interest in the Collateral granted pursuant hereto or the disposition of the Collateral by or to the Collateral Agent upon the occurrence and continuance of an Event of Default.

      Section 3.02 Debtor. Debtor is a corporation duly organized and validly existing under the laws of the State of
Delaware. Debtor has full power, authority and legal right to enter into this Agreement and perform hereunder and to pledge and deliver all of the Collateral pursuant to this Agreement. The pledge of the Collateral and the granting of a security interest in the Collateral has been duly authorized by Debtor and this Agreement has been duly authorized, executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditor's rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

      Section 3.03 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required that has not been obtained for (i) the due execution, delivery and performance by Debtor of this Agreement, (ii) the grant by Debtor of the security interest granted by this Agreement,
(iii) the perfection of such security interest or (iv) the exercise by the Collateral Agent of its rights and remedies under this Agreement (except as may be required (x) in connection with such disposition by laws affecting the offering and sale of securities generally, (y) under federal and state laws, rules and regulations and applicable interpretations thereof providing for the supervision or regulation of the banking and trust businesses generally and applicable to the Collateral Agent or any Secured Party and (z) with respect to the Collateral Agent or any Secured Party as a result of any relationship which such Person may have with Persons not parties to, or any activity or business such Person may conduct other than pursuant to, any of the Financing Documents).

      The  execution, delivery and performance of this  Agreement will  not  (i)  require any consent or approval of the  Board  of
Directors  or stockholders of Debtor that has not been  obtained;
(ii) violate the provisions of Debtor's Certificate of Incorporation or By-Laws; (iii) violate the provisions of any law (including, without limitation, any usury law), regulation or order of any governmental authority applicable to Debtor or any of its subsidiaries; (iv) conflict with, result in a breach or constitute a default under any agreement relating to the management or affairs of Debtor or any of its subsidiaries, or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Debtor is a party or by which Debtor or any of its subsidiaries or any of their material properties may be bound; or (v) result in or create any Lien (other than Permitted Liens) under, or require any consent under, any indenture or loan or credit agreement or any other material agreement, instrument or award of any governmental authority binding upon Debtor or any of its subsidiaries or any of their properties.

      Section 3.04 Genuineness of Collateral; Descriptions. Each deposit account, passbook, certificate of deposit, commercial paper or other instrument constituting Collateral hereunder is genuine in all respects and what it purports to be, and any representation made by Debtor to the Collateral Agent concerning the principal balance of and interest, dividends or other income accrued or payable on the deposit accounts, passbooks, certificates of deposit, commercial paper or other instruments representing the Collateral are true and correct.

      Section 3.05 First Priority Security Interest. The grant of the security interest in the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Debtor and all third parties and securing payment of the Obligations subject to no Liens other than those Liens created by this Agreement.

      Section 3.06 No Filings By Third Parties. No financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming the Collateral Agent, as agent, as the secured party therein), and Debtor will not execute any such financing statement or other public notice or recording so long as any of the Obligations are outstanding (other than any financing statement or other public notice or recording naming the Collateral Agent, as agent, as the secured party therein).

      Section 3.07 No Name Changes. Debtor has not, during the preceding five years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

      Section 3.08 Location of Debtor. Debtor's chief executive office and Debtor's records concerning the Collateral are located at the address or location set forth in the opening paragraph hereof.

      Section 3.09 No Suits. There is no action, suit or proceeding at law or in equity or by or before any governmental authority, arbitral tribunal or other body now pending or, to the best knowledge of Debtor, threatened against Debtor or its subsidiaries that question the validity or legality of or seeks damages in connection with this Agreement or any action to be taken pursuant to this Agreement that could reasonably be expected to have a material adverse effect on Debtor.

      Section 3.10 Regulatory Status. Debtor is not (i) an "investment company"or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") or (iii) a "registered holding company" or a "subsidiary company" of a "registered holding company" or an "affiliate" of a "registered holding company" or a "subsidiary company" of a "registered holding company" within the meaning of PUHCA.

      Section  3.11   Benefits.   Debtor  has  derived  and  will
continue  to  derive  direct  and  indirect  benefits  from   the
incurrence of its obligations under this Agreement.

      Section 3.12 Collateral. All statements or other information provided by Debtor to the Collateral Agent or any Secured Party describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects. The delivery at any time by Debtor to the Collateral Agent of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to the Collateral Agent hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such Collateral or the descriptions thereof.

      Section 3.13 Delivery of Letters of Credit. With respect to any Collateral supported by letters of credit, each of such letters of credit has been delivered to the Collateral Agent (provided that all letters of credit referred to in Section 1.02 shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

                            ARTICLE 4

                    COVENANTS AND AGREEMENTS

      Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

      Section 4.01 Change in Location of Debtor. Debtor will give the Collateral Agent 30 days' prior written notice of
(i)  the opening or closing of any place of Debtor's business  or
(ii) any change in the location of Debtor's chief executive office or address.

      Section 4.02 Change in Debtor's Name or Corporate Structure. Debtor will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) without notifying the Collateral Agent of such change in writing at least 30 days prior to the effective date of such change. Without the express written consent of the Collateral Agent, however, Debtor will not engage in any other business or transaction under any name other than Debtor's name hereunder.

      Section   4.03    Delivery  of  Letters   of   Credit   and
Instruments. Debtor will deliver each letter of credit, if any, included in the Collateral to Collateral Agent, in each case forthwith upon receipt by or for the account of Debtor.

      Section 4.04 Sale, Disposition or Encumbrance of Collateral. Except as permitted under the Indenture, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties. Except with the prior written consent of the Collateral Agent or as permitted pursuant to the terms of the Indenture, Debtor will not execute any check, instrument or other document relating to and will not otherwise make or attempt to make any withdrawal from any Account, Fund, deposit account, passbook, certificate of deposit or other instrument evidencing the Collateral.

      Section 4.05 Proceeds of Collateral. Debtor will deliver to the Collateral Agent promptly upon receipt all proceeds delivered to Debtor from the sale or disposition of any Collateral. If chattel paper, documents or instruments are received as proceeds, that are required to be delivered to the Collateral Agent, they will be, immediately upon receipt, properly endorsed or assigned and delivered to the Collateral Agent as Collateral. This Section 4.05 shall not be construed to permit sales or dispositions of Collateral except as may be elsewhere expressly permitted by this Agreement.

      Section 4.06 Records and Information. Debtor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). The Collateral Agent may at any time have access to, examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral. Debtor will promptly provide written notice to the Collateral Agent of all information that in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral. Debtor will also promptly furnish such information as the Collateral Agent may from time to time reasonably request regarding (i) the business, affairs or financial condition of Debtor or (ii) the Collateral or the Collateral Agent's rights or remedies with respect thereto.

      Section 4.07 Reimbursement of Expenses. Debtor will pay to the Collateral Agent all reasonable advances, charges, costs and expenses (including, without limitation, all reasonable costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral if an Event of Default occurs and all reasonable attorneys' fees, legal expenses and court costs) incurred by the Collateral Agent in connection with the exercise of the Collateral Agent's rights and remedies hereunder on behalf of the Secured Parties. Debtor agrees to indemnify and hold the Collateral Agent and the Secured Parties harmless from and against and covenants to defend the Collateral Agent and the Secured Parties against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to this Agreement or the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith). All amounts for which Debtor is liable pursuant to this Section 4.07 shall be due and payable by Debtor to the Collateral Agent upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and the Collateral Agent or any Secured Party pays such amount, the same shall be due and payable by Debtor to the Collateral Agent, plus interest thereon from the date of the Collateral Agent's or Secured Party's demand (or from the date of the Collateral Agent's payment or such Secured Party's payment if demand is not made due to such proceedings) at the Highest Lawful Rate.

      Section 4.08 Further Assurances. Upon the request of the Collateral Agent, Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as the Collateral Agent may reasonably request to perfect the Collateral Agent's interest in the Collateral or to protect, enforce or otherwise effect the Collateral Agent's rights and remedies hereunder.

      Section 4.09 Investments. No investments will be made from the Collateral except as permitted and directed by the Indenture. All income, distributions, profits and proceeds of such investments shall be part of the Collateral and may be credited to any deposit account included in the Collateral.

                            ARTICLE 5

          RIGHTS, DUTIES AND POWERS OF COLLATERAL AGENT

      The  following rights, duties and powers of the  Collateral
Agent are applicable irrespective of whether an Event of Default occurs and is continuing:

      Section 5.01 Discharge Encumbrances. The Collateral Agent may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral. Debtor agrees to reimburse the Collateral Agent upon demand for any payment so made, plus interest thereon from the date of the Collateral Agent's demand at the Highest Lawful Rate.

      Section 5.02 Transfer of Collateral. The Collateral Agent may transfer any or all of the Obligations, and upon any such transfer the Collateral Agent may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of the Collateral Agent hereunder.

      Section 5.03 Cumulative and Other Rights. The rights, powers and remedies of the Collateral Agent hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by the Collateral Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, the Collateral Agent shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid. The Collateral Agent shall also be entitled to all of the rights, remedies and protections set forth in the Collateral Agency Agreement, as if expressly set forth herein.

      Section 5.04  Disclaimer of Certain Duties.

      (a) The powers conferred upon the Collateral Agent by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. Debtor hereby agrees that the Collateral Agent shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, the Collateral Agent's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

      (b) The Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person. Debtor waives any right of marshalling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any Secured Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any Secured Party now has or may hereafter have against any Obligor or other Person.

      Section 5.05 Modification of Obligations; Other Security. Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes the Collateral Agent, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral,
(y) apply the Collateral in the manner permitted by this Agreement, the Collateral Agency Agreement or the Indenture and
(z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

      Section 5.06 Waiver of Notice; Demand and Presentment. Debtor hereby waives any demand, notice of default, notice of acceleration of the maturity of the Obligations, notice of intention to accelerate the maturity of the Obligations, presentment, protest and notice of dishonor as to any action taken by the Collateral Agent or any Secured Party in connection with this Agreement, or any instrument or document.

      Section 5.07 Custody and Preservation of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that neither the Collateral Agent nor any Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

                            ARTICLE 6

                        EVENTS OF DEFAULT

      Section  6.01   Events.  It shall constitute  an  Event  of
Default under this Agreement if an Event of Default occurs and is continuing under the Indenture.

      Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to
Debtor:

           (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Debtor or any Obligor.

           (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the
      Collateral  in  any commercially reasonable manner  as  the
      Collateral Agent may elect, in a public or private transaction, at any location as deemed reasonable by the Collateral Agent either for cash or credit or for future delivery at such price as the Collateral Agent may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) the Collateral Agent or Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If the Collateral Agent deems it advisable  to  do  so,  it  may  restrict  the  bidders  or purchasers  of  any  such sale or transfer  to  Persons  or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. The Collateral Agent may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. The Collateral Agent shall not be obligated to make any sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. If any sale or transfer hereunder is not completed or is defective in the opinion of the Collateral Agent, such sale or transfer shall not exhaust the rights of the Collateral Agent hereunder, and the Collateral Agent shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), the Collateral Agent's rights and remedies hereunder shall not be exhausted, waived or modified, and the Collateral Agent is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. If the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (d) shall constitute disposition in a commercially reasonable manner.

           (c) Take possession of all books and records of Debtor pertaining to the Collateral. The Collateral Agent shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

           (d)    Apply  proceeds  of  the  disposition  of   the
      Collateral to the Obligations in accordance with the Collateral Agency Agreement and as permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by the Collateral Agent and the Secured Parties.

           (e) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by the Collateral Agent of the Collateral.

           (f) Receive or withdraw any or all funds in any Accounts or Funds or any deposit account, passbook, certificate of deposit, commercial paper or other instrument representing the Collateral and apply such funds towards the Obligations.

           (g) Receive, change the address for delivery, open and dispose of mail addressed to Debtor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor.

           (h) Exercise all other rights and remedies permitted by law or in equity.

      Section 6.03 Attorney-in-Fact. Debtor hereby irrevocably appoints the Collateral Agent as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in the Collateral Agent's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

      Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by the Collateral Agent or any other action of the Collateral Agent or any Secured Party hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to the Collateral Agent and the Secured Parties for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to the Collateral Agent at the Collateral Agent's address set forth in the opening paragraph hereof.

      Section 6.05 Reasonable Notice. If any applicable provision of any law requires the Collateral Agent or any Secured Party to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that five days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

      Section 6.06 Non-judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

                            ARTICLE 7

                    MISCELLANEOUS PROVISIONS

      Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture with respect to Debtor and in accordance with the notice provisions of the Collateral Agency Agreement with respect to the Collateral Agent.

      Section 7.02 Amendments and Waivers. The Collateral Agent's acceptance of partial or delinquent payments or any forbearance, failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of the Collateral Agent; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. The Collateral Agent may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if the Collateral Agent agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of the Collateral Agent's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and the
Collateral Agent and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

      Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with the appropriate filing authority for the purpose of perfecting the Collateral Agent's security interest in the Collateral.

      Section  7.04   Possession of Collateral.   The  Collateral
Agent shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

      Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by the Collateral Agent results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, the Collateral Agent will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that neither the Collateral Agent nor any Secured Party shall have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to Debtor.

      Section 7.06 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

      Section 7.07  Continuing Security Agreement.

      (a)  Except  as  may  be expressly applicable  pursuant  to
Section 9-505 of the Code, no action taken or omission to act by the Collateral Agent or the Secured Parties hereunder, including, without limitation, any other action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Collateral Agent and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

      (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by the Collateral Agent or the Secured Parties, and the Collateral Agent's and the Secured Parties' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

      Section 7.08 Termination. The grant of a security interest hereunder and all of the Collateral Agent's and the Secured Parties' rights, powers and remedies in connection therewith shall remain in full force and effect until the
Collateral Agent has (i) retransferred and delivered all Collateral in its possession to Debtor, and (ii) executed a written release or termination statement and reassigned to Debtor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Debtor with all covenants and agreements hereof, the Collateral Agent, at the written request and expense of Debtor, and upon receipt of an Officer's Certificate of Debtor stating that all conditions precedent have been complied with, will release, reassign and transfer the Collateral to Debtor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.07 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

      Section 7.09 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument.


DEBTOR:                      PANDA INTERFUNDING CORPORATION


                             By:________________________________
                             Name:   Robert W. Carter
                             Title:  Chairman of the Board, President
                                     and Chief Executive Officer

SECURED PARTY:               BANKERS   TRUST   COMPANY,
                               as Collateral Agent


                             By:________________________________
                             Name:  Marie C. Rasch
                             Title: Vice President